DigiPath Secures Permit to Open Nevada Cannabis Testing Labs in Clark County

Access to safe cannabis medication moving from pipe dream to reality for Nevada residents.

Las Vegas, NV, June 20, 2014 — DigiPath, Inc. (OTCBB and OTCQB: DIGP), a life sciences company that creates digital pathology solutions, received approval on June 17, 2014 from the Clark County Commission to operate a botanical nutraceutical and medical cannabis testing laboratory in Las Vegas, Nevada. DigiPath Labs is hoping for final approval by the State of Nevada within the next few months.

DigiPath, Inc., is expanding into new lines of business associated with the research, development, licensing, and operation of botanical nutraceutical products and services and plans to open a botanical and cannabis testing lab on Cameron Street in Clark County, Las Vegas, NV and is poised to become the standard for medical cannabis testing and safety screening.

“This is an important milestone for doctors, care-givers, and especially seriously ill patients who can clearly benefit from all-natural cannabis,” said Todd Denkin, President of DigiPath Labs, “We are also creating new jobs and tax revenues for the state and local governments.”

“Patient health is our priority,” explained Dr. Cindy Orser, the Scientific Director for DigiPath Labs, “adhering to standardized, rigorous analytical techniques, Digipath Labs will analyze both the dried plant material as well as byproducts from the cannabis plant for both potency and contaminants.”

Potentially harmful contaminants that might be found in cannabis include:

●	Solvents
●	Pesticides
●	Mold
●	Heavy metals, like mercury, arsenic, lead, and cadmium
●	Biological toxins, like aflatoxin, ricin, and botulinum toxins
●	Residual organic chemicals used in extraction
●	Microbial contaminants including E. coli, Salmonella, , and Aspergillus
●	DigiPath will also test cannabis for its quality, potency, and cannabinoid and terpene profiles, which determine its suitability for treating specific ailments.

“Some strains of cannabis are better at treating certain types ailments than others,” explained Denkin. “We not only make sure your medicine is safe, we also ensure it’s the right type of medicine for your needs.”

About DigiPath, Inc.

DigiPath, Inc., through its subsidiary, DigiPath, Corp., creates and markets innovative and reliable digital pathology solutions that empower private and academic institutions with the ability to create, store, manage, analyze, and correlate data collected through virtual microscopy.

DigiPath’s digital pathology portfolio includes PathScope™, PathCloud™, PathReview™, and PathConsult™ digital platforms to share and archive tissue images. DigiPath, Inc., is expanding into new lines of business associated with the research, development, licensing, and operation of botanical nutraceutical products and services.

For more information about this announcement or the company, go to www.digipath.com.

Information about Forward-Looking Statements

This press release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “might,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission. An example of such forward looking statements in this press release include statements regarding the Company developing and completing new products and revenue growth. For a more detailed description of the risk factors and uncertainties affecting DigiPath, please refer to the Company’s recent Securities and Exchange Commission filings, which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

David Williams, CFO

David@DigiPath.com